UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2022

Pareteum Corporation

(Exact name of Registrant as Specified in Charter)

Delaware	001-35360	95-4557538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

1185 Avenue of the Americas, 2nd Floor

New York, NY 10036

(Address of principal executive offices) (Zip Code)

(646) 975-0400

(Registrant’s telephone number, including area code)

Securities registered or to be registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TEUM	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth below under Item 1.03 of this Current Report on Form 8-K regarding the DIP Credit Agreement and the Asset Purchase Agreement (each as defined below) is incorporated herein by reference.

Item 1.03.	Bankruptcy or Receivership.

On May 15, 2022, Pareteum Corporation (the “Company”) and certain of its direct and indirect subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Bankruptcy Code, as amended (the “Bankruptcy Code”), in the United States Bankruptcy Court for the Southern District of New York in New York, New York (the “Bankruptcy Court”). The Debtors’ Chapter 11 cases are being jointly administered under the caption In re Pareteum Corporation., et al., Case No. 22-10615 (the “Chapter 11 Filing”). The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. The Debtors have filed various “first day” motions with the Bankruptcy Court requesting customary relief that will enable the Company to transition into Chapter 11 protection without material disruption to their ordinary course operations.

DIP Credit Agreement

In connection with the Chapter 11 Filing, the Debtors entered into a superpriority senior secured debtor-in-possession credit agreement (the “DIP Credit Agreement”), dated as of May 19, 2022, with a senior secured lender of the Company, Circles MVNE Pte. LTD. (“Circles”), providing postpetition financing (the “DIP Financing”) that will provide for (i) a new money term loan facility with an aggregate principal amount of up to $6.0 million (the “DIP Facility”) and (ii) roll-up loans in an amount equal to the Debtors’ outstanding prepetition senior obligations held by Circle or an affiliate (the “Roll-Up DIP Loans”). On May 18, 2022, the Bankruptcy Court approved the DIP Financing on an interim basis, with a hearing for Bankruptcy Court approval on a final basis set for June 7, 2022.

The DIP Facility will provide up to $3.0 million to the Debtors of new money term loan borrowings on an interim basis (the “Interim New Money DIP Loans”), and up to an additional $3.0 million of new money term loan borrowings on a final basis (the “Final New Money DIP Loans”). The Roll-Up DIP Loans shall repay by roll-up (i) the pre-petition bridge loan obligations on a dollar-for-dollar basis for every dollar of Interim New Money DIP Loans funded by Circles to the Debtors and (ii) upon funding of the Final New Money DIP Loans and the entry of a final order, the remaining outstanding prepetition senior notes obligations.

The DIP Financing has an interest rate of 9.0% per annum, which may be increased by 2.0% per annum following the occurrence and declaration of an Event of Default (as defined in the DIP Credit Agreement). The maturity date of the DIP Financing shall be the earliest of (i) 210 days after the closing date of the DIP Credit Agreement, (ii) the close of the sale of the business and assets of the Debtors pursuant to an order of the Bankruptcy Court and (iii) the acceleration of the maturity of the DIP Facility and the Roll-Up DIP Loans following an Event of Default. The outstanding principal of the DIP Financing is due and payable in full on the maturity date.

The DIP Financing will be secured by a perfected first priority priming security interest and lien on all of the property of the bankruptcy estates of each Debtor other than certain Excluded Property (as defined in the DIP Credit Agreement). The DIP Financing is subject to certain customary and appropriate conditions for financings of similar type. The Debtors and Circles anticipate finalizing and executing the DIP Financing documentation promptly.

The Chapter 11 Filing is subject to certain milestones under the DIP Credit Agreement, including (i) the Debtors obtaining entry by the Bankruptcy Court of an order approving bidding procedures for substantially all of the Debtors’ assets within 15 days following the Petition Date and (ii) the consummation of the sale of the Stalking Horse Package (as defined in the DIP Credit Agreement) no later than July 12, 2022.

The DIP Credit Agreement contains customary affirmative and negative covenants and events of default for financings of this type and size, in each case, as set forth in the DIP Credit Agreement.

The foregoing description of the DIP Credit Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the DIP Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Asset Purchase Agreement

On May 15, 2022, the Debtors entered into (subject to the Bankruptcy Court’s approval) a “stalking horse” Asset Purchase Agreement (the “Asset Purchase Agreement”) with Circles and Channel Ventures Group, LLC (collectively, the “Purchasers”) pursuant to which the Purchasers agreed to purchase substantially all of the assets of the Company (such assets, the “Purchased Assets,” and such transaction, the “Asset Sale”). The Purchased Assets include certain of the Debtors’ assets, including, but not limited to, all rights of the Debtors under the executory contracts and unexpired leases specified in the Asset Purchase Agreement (collectively, the “Assumed Contracts”), certain cash and cash equivalents, certain inventory and tangible personal property, certain permits, all intellectual property rights, and books and records. Under the Asset Purchase Agreement, Purchaser would acquire the Purchased Assets for a purchase price of approximately $60 million (the “Purchase Price”), subject to certain post-closing adjustments, and would assume the liabilities and obligations set forth in Section 3.1 of the Asset Purchase Agreement.

The Asset Purchase Agreement was filed with the Bankruptcy Court on May 15, 2022 and is subject to the Debtors’ solicitation of higher and better offers pursuant to bidding procedures and an auction process that will be conducted under the supervision of the Bankruptcy Court in accordance with Section 363 of the Bankruptcy Code. The Purchasers entered into the Asset Purchase Agreement as the “stalking horse” bidder for the Purchased Assets. As the stalking horse bidder, the Purchasers’ offer to purchase the Purchased Assets, as set forth in the Asset Purchase Agreement, would be the standard by which any other bids to purchase the Purchased Assets would be evaluated. Other interested bidders who submit qualifying offers would be permitted to participate in the auction of the Purchased Assets.

The potential auction for the Purchased Assets and the final sale hearing is expected to be held in June 2022. The completion of the transaction is subject to a number of conditions, which, among others, include the entry of the Bid Procedures Order and the Approval Order by the Bankruptcy Court, the performance by each party of its obligations under the Asset Purchase Agreement and the material accuracy of each party’s representations.

The foregoing description of the Asset Purchase Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Asset Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth or incorporated in Item 1.03 is also incorporated by reference in this Item 2.03.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The Chapter 11 Filing described in Item 1.03 of this Current Report on Form 8-K constituted an event of default under the that certain Securities Purchase Agreement, dated as of April 25, 2022, by and among the Company and Circles (the “Bridge Notes SPA”). As of May 15, 2022, there was approximately $27.7 million in outstanding senior notes obligations under the Bridge Notes SPA. As a result of the Chapter 11 Filing, all commitments under the Bridge Notes SPA were terminated and the principal amount of all outstanding senior notes obligations (together with accrued and unpaid interest thereon) and all other amounts outstanding under the Bridge Notes SPA became immediately due and payable. The Company believes that any efforts to enforce such payment obligations under Bridge Notes SPA are stayed as a result of the Chapter 11 Filing, and the creditors’ rights of enforcement in respect of the Bridge Notes SPA are subject to the applicable provisions of the Bankruptcy Code.

The information set forth or incorporated in Item 1.03 is also incorporated by reference in this Item 2.04.

Item 8.01.	Other Events.

Press Release

On May 15, 2022, the Company issued a press release announcing the Chapter 11 Filing, a copy of which is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Cautionary Note Regarding Forward Looking Statements

Certain statements contained in this Current Report on Form 8-K constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. With the exception of historical matters, the matters discussed in this report are forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements are generally identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project,” “should,” “will,” “would” and other similar expressions. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. However, our actual results may differ materially from those contained in, or implied by, these forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: risks and uncertainties associated with the integration of the assets and operations we have acquired and may acquire in the future; our possible inability to raise additional capital that will be necessary to expand our operations; the substantial doubt about our ability to continue as a going concern expressed in the most recent report on our audited financial statements; our potential lack of revenue growth; the length of our sales cycle; pending investigations by the federal government and other lawsuits; the outbreak and impact of the novel coronavirus (COVID-19) and Russia’s invasion of Ukraine on the global economy and our business; our potential inability to add new products and services that will be necessary to generate increased sales; our potential inability to develop and successfully market platforms or services or our inability to obtain adequate funding to implement or develop our business; our ability to successfully remediate the material weakness in our internal control over financial reporting within the time periods and in the manner currently anticipated; the effectiveness of our internal control over financial reporting, including the identification of additional control deficiencies; risks related to restrictions and covenants in our convertible debt facility that may adversely affect our business; risks related to our current noncompliance with certain terms under our senior secured convertible indebtedness; our potential loss of key personnel and our ability to find qualified personnel; international, national regional and local economic political changes, political risks, and risks related to global tariffs and import/export regulations; fluctuations in foreign currency exchange rates; our potential inability to use and protect our intellectual property; risks related to our continued investment in research and development, product defects or software errors, or cybersecurity threats; general economic and market conditions; regulatory risks and the potential consequences of non-compliance with applicable laws and regulations; increases in operating expenses associated with the growth of our operations; risks related to our capital stock, including the potentially dilutive effect of issuing additional shares and the fact that shares eligible for future sale may adversely affect the market for our common stock; the possibility of telecommunications rate changes and technological changes; disruptions in our networks and infrastructure; the potential for increased competition and risks related to competing with major competitors who are larger than we are; our positioning in the marketplace as a smaller provider; risks resulting from the restatement of certain of our financial statements; and the other risks discussed in our Form 10-K for the year ended December 31, 2020. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

2.1*	Asset Purchase Agreement, dated as of May 15, 2022, by and among the Company, certain of the Company’s subsidiaries, Circles MVNE Pte. LTD. and Channel Ventures Group, LLC

10.1*	Senior Secured Priming and Superpriority Debtor-in-Possession Credit Agreement, dated as of May 19, 2022, by and among the Company, certain of the Company’s subsidiaries and Circles MVNE Pte. LTD., as Lender and Administrative Agent

99.1	Press Release, dated May 15, 2022, issued by the Company

104	Cover page Interactive data file (embedded with in the inline XBRL document)

*	Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARETEUM CORPORATION

Dated: May 19, 2022	By:	/s/ Laura W. Thomas
Name: Laura W. Thomas
Title: Interim Chief Financial Officer